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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) January 26, 1999


                  ADVANCED LIGHTING TECHNOLOGIES, INC.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

         OHIO                      0-27202                 34-1803229
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(STATE OR OTHER JURISDICTION       (COMMISSION          (IRS EMPLOYER
         OF INCORPORATION)         FILE NUMBER)         IDENTIFICATION NO.)

32000 AURORA ROAD, SOLON, OHIO                                        44139
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                             (ZIP CODE)

Registrant's telephone number, including area code   440 / 519-0500
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                                 NOT APPLICABLE
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 5.  OTHER EVENTS.

This filing presents the following with respect to Advanced Lighting Technologies, Inc. (the "Company"):

         1.       Background of the Company; and

         2.       Management.

This information supplements information included in a preliminary prospectus contained in Amendment No. 3 to the Registration Statement on Form S-4, filed December 23, 1998, relating to the registration of an offer to exchange 8% Senior Notes due 2008 of the Company for outstanding 8% Senior Notes due 2008 of the Company and the Company's proxy materials.


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

                           BACKGROUND OF THE COMPANY

HISTORY

     The Company's business was established in 1983 by Wayne R. Hellman, the Company's current Chief Executive Officer, and other members of the Company's senior management to focus on the design and manufacture of metal halide lamps. Management initially acquired an entity engaged in the production of metal halide salts necessary to make metal halide lamps and founded Venture Lighting International, Inc. ("Venture"), a lamp manufacturer, soon thereafter. By 1995, management had either formed or acquired 17 operating companies, each of which was engaged in some aspect of the metal halide lighting business and all of which were under common ownership (the "Predecessors"). In 1985, certain of the Predecessors produced their first metal halide lamps and, over the next several years, designed, introduced and manufactured a wide range of specialty metal halide lamps, as well as certain commodity lamps. In order to support the growth of their metal halide operations, the Predecessors manufactured and sold non-metal halide products such as high pressure sodium lamps. To gain entrance into the European lamp market, management acquired a German quartz halogen lamp manufacturer in 1984, which was sold in 1990, as described below.

     The Predecessors financed early operations through a combination of venture capital financing and significant bank borrowing. The Predecessors experienced significant growth between fiscal 1983 and fiscal 1989, with metal halide products representing slightly less than half of the Predecessors' net aggregate revenue in fiscal 1989. In January 1989, the senior lender to Venture, one of the 17 Predecessor companies, requested that it obtain alternative financing sources for the approximately $32.0 million of bank debt which Venture then had outstanding. However, Venture was unable to consummate alternative financing arrangements that would have retired the outstanding debt because of its venture capital investor's refusal to accept the terms and values offered for its investment in Venture in two potential transactions with major lamp manufacturers. In June 1990, Venture and the venture capital investor negotiated an exchange of the investor's preferred equity for subordinated notes of Venture. Following this exchange, Venture was able to reduce the $32.0 million of indebtedness owed to its senior lender to $6.7 million by December 1990 through dispositions of certain subsidiaries, including its German quartz halogen lamp manufacturer. As a result of these dispositions, non-metal halide product sales declined to approximately 17% of net sales in fiscal 1991.

     During fiscal 1992, Venture was unsuccessful in refinancing the remaining outstanding senior debt, which had risen to $8.0 million at June 30, 1992 and was limited to that amount by its senior lender. As a result, Venture experienced working capital constraints, and its management made a strategic decision to refocus its manufacturing operations on the core business of specialty metal halide lamps. Venture contracted its operations by significantly reducing the number of product lines it manufactured, reducing its work force and eliminating its second manufacturing shift.

     At the end of fiscal 1992, the senior lender expressed its intention not to further extend the term of the remaining bank debt of Venture. Although Venture was in default of certain covenants, it had never missed a scheduled interest or principal payment to the senior lender. Unable to obtain acceptable refinancing, Venture voluntarily filed for protection under Chapter 11 of the United States Bankruptcy Code on July 29, 1992. None of the other Predecessors filed for Chapter 11 protection. Venture successfully emerged from Chapter 11 protection in July 1993. The Predecessors' aggregate net sales declined to $25.5 million in fiscal 1993 from $26.4 million in fiscal 1992. During fiscal 1993, the Predecessors maintained substantially all of their relationships with existing customers and suppliers. As part of the plan of reorganization, Venture's management received complete ownership of Venture for an additional equity investment of $250,000. Venture's reorganization was facilitated by financing arrangements totalling $8.0 million provided by GE (the "GE Loan"), which were personally guaranteed by Mr. Hellman. In addition, at that time, GE was issued a warrant to purchase common stock of Venture (the "GE Warrant"). In connection with the Company's initial public offering in December 1995, GE received $3.0 million in cash plus 5.0% of the Company's then outstanding Common Stock in exchange for the cancellation of the GE Warrant and for other consideration. In addition, with approximately $400,000 of the proceeds of the initial public offering, the Company paid all amounts remaining to be paid pursuant to the plan of reorganization.

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

     The Company was formed as an Ohio corporation on May 19, 1995 for the purpose of acquiring ownership, primarily by merger, of the 17 affiliated Predecessors, including Venture, that were previously under common ownership and management and were each engaged in some aspect of the metal halide lighting business. The Combination was effected in October 1995 through a series of mergers or stock exchanges in which the Predecessors' shareholders received Common Stock of the Company, except that certain investors and former employees of the Predecessors received, in the aggregate, an insignificant amount of cash for their shares.

RECENT ACQUISITIONS AND STRATEGIC INVESTMENTS

     To expand the Company's ability to develop and market new metal halide products and systems, the Company has made a number of acquisitions and strategic investments, the most notable of which completed since January 1997 are described below.

     On January 28, 1998, the Company completed the acquisition of Deposition Sciences, Inc. ("DSI"), of Santa Rosa, California. DSI is a leader in the development of sophisticated thin film deposition systems and coatings for lighting applications, with particular emphasis on coatings for metal halide lighting systems, and other applications, including aerospace, defense and automotive applications. The stock of DSI was acquired in a privately-negotiated transaction. The purchase price consisted of 599,717 shares of the Company's Common Stock and approximately $14.5 million in cash.

     On January 2, 1998, the Company acquired all of the capital stock outstanding of Ruud Lighting (the "Ruud Stock"), located in Racine, Wisconsin. Ruud Lighting manufactures and directly markets HID lighting systems, principally focusing on metal halide installations for commercial, industrial and outdoor lighting applications. The Ruud Stock was acquired from the five shareholders of Ruud Lighting in a privately negotiated purchase transaction. The purchase price for the Ruud Stock consisted of three million shares of the Company's Common Stock and approximately $35.5 million in cash.

     On December 31, 1997, the Company and Rohm and Haas Company ("Rohm and Haas") completed a series of agreements that resulted in the formation of Unison Fiber Optics Lighting Systems LLC ("Unison"), a joint venture that focuses on the manufacture and sale of fiber optic lighting systems. In consideration for a 50% interest in Unison, the Company contributed its subsidiary, Advanced Cable Lite Corporation, $2.0 million in cash, other optic lighting system assets and is obligated to contribute an additional $3.0 million in cash on January 1, 2000.

     In July 1997, the Company purchased an equity interest in Fiberstars, Inc. ("Fiberstars"), a marketer and distributor of fiber optic lighting products. On February 11, 1998, the Company increased its equity ownership to approximately 29% of Fiberstars' total shares outstanding. Pursuant to its agreements with Rohm and Haas, Rohm and Haas has the right to request that the Company divest its interest in Fiberstars. Upon such request, the Company agrees to complete such divestiture within two years subject to reasonable extension upon consent of Rohm and Haas.

     On June 2, 1997, the Company purchased the system component manufacturing and operating assets of W. J. Parry & Co. (Nottingham) Ltd. ("Parry"), a manufacturer and marketer of magnetic power supplies for high intensity discharge lighting systems, based in the United Kingdom. The purchase price for this acquisition was approximately $8.5 million in cash.

     On April 2, 1997, the Company invested approximately $3.8 million of cash in exchange for a 30% interest in Koto Luminous Co., Ltd. ("Koto"), a maker and distributor of lamps in Japan. After the Company's investment, Koto began doing business under the name Venture Lighting Japan. Using the proceeds of the investment and an additional investment by a Koto affiliate, Venture Lighting Japan has equipped a metal halide lamp manufacturing facility in Japan that began operations in December 1997.

     On February 11, 1997, the Company expanded its system components offerings by acquiring Ballastronix, Inc. ("Ballastronix"), a Canadian company focused on designing, manufacturing and marketing magnetic power supplies for high intensity discharge and fluorescent lighting systems. The consideration for the acquisition was approximately $5.5 million in cash and 38,024 shares of the Company's Common Stock.

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

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES


     The following table sets forth certain information, as of December 15, 1998, with respect to each person who is currently a director, an executive officer or key employee of the Company.



                                                                                        DIRECTORS
                                                                                          TERM
         NAME             AGE                         POSITION                           EXPIRES
         ----             ---                         --------                          ---------
Wayne R. Hellman          52     President, Chief Executive Officer and Chairman          2001
Alan J. Ruud              51     Vice Chairman and Director                               2000
Louis S. Fisi             63     Executive Vice President, Secretary and Director         2000
Francis H. Beam           62     Director                                                 2000
John R. Buerkle           50     Director                                                 1999
Theodore A. Filson        63     Director                                                 2001
Susumu Harada             47     Director                                                 1999
A Gordon Tunstall         54     Director                                                 1999
Nicholas R. Sucic         51     Chief Financial Officer, Vice President and
                                 Treasurer
Key Employees
Robert S. Roller          51     Coordinator of Market Development
Juris Sulcs               52     Coordinator of Technology Development



     Wayne R. Hellman has served as the chief executive and a director of the Company since 1995 and as chief executive or other senior officer of each of the Company's predecessor companies since 1983. From 1968 to 1983 he was employed by the lighting division of General Electric Company. While at General Electric, Mr. Hellman served as Manager of Strategy Analysis for the Lighting Business Group; Manager of Engineering for the Photo Lamp Department; Halarc Project Venture Manager; Manager of Quartz Halogen Engineering and Manager of Metal Halide Engineering. As the Halarc Project Venture Capital Manager, he was given the responsibility of developing metal halide technology. Mr. Hellman is also currently a director of Fiberstars, Inc., a manufacturer and marketer of fiber optic lighting systems. The Company owns approximately 29% of the issued and outstanding shares of Fiberstars, Inc. In 1998, Mr. Hellman married Diane Mazzola who is Mr. Fisi's step-daughter. Mr. Hellman has been an executive officer of Venture since its formation and was a director of Venture from 1990 to 1995. See "Background of the Company."



     Alan J. Ruud founded Ruud Lighting, Inc. in December of 1982 and has served as its chairman of the board and chief executive officer since that time. The Company acquired Ruud Lighting on January 2, 1998. At that time, Mr. Ruud was appointed to the Company's board. He currently serves as vice-chairman and a member of the Executive Committee. Mr. Ruud founded SPI Lighting, an HID lighting manufacturer, in 1973, which was sold to McGraw Edison in 1978. Mr. Ruud managed SPI Lighting until 1982. From 1969 through 1979, Mr. Ruud also ran a consulting and lighting engineering group in Milwaukee, Wisconsin.



     Louis S. Fisi has served as the executive vice president and a director of the Company since 1995. He has also served as chief financial officer of the Company from 1995 to November 1996 and chief financial officer of one or more of the Company's predecessors from 1985 to November 1996, and assisted Mr. Hellman in the founding of the predecessors. From 1976 to 1985, Mr. Fisi was employed in executive and financial capacities by the Smithers Company, an international industrial company. From 1967 to 1976, he was employed as a certified public accountant by an international accounting and consulting firm currently known as Ernst & Young LLP, the Company's independent auditors. Mr. Fisi has been an executive officer of Venture from its formation and was a director of Venture from 1991 to 1993. See "Background of the Company."



     Francis H. Beam has served as a director of the Company since 1995. Since 1988, Mr. Beam has served as President of Pepper Capital Corp., a venture capital firm which he formed. Mr. Beam is also a director of The Lamson & Sessions Co., a manufacturer of thermoplastic conduit and pipe, enclosures, wiring devices and accessories. From 1959 to 1988 he was employed by Ernst & Young LLP (and its predecessors), the Company's independent auditors. Beginning in 1967 he held various partnership positions with that firm until his retirement in 1988 as Vice Chairman and Regional Managing Partner.

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
     John R. Buerkle was appointed as a director of the Company in January 1998. Mr. Buerkle has served as Executive Vice President -- Regional Director, Consumer Products, Asia-Pacific, of S.C. Johnson & Son, Inc., a company engaged in the production of consumer household products, commercial products and services and specialty polymers, since April 1995. From 1982 to 1995, Mr. Buerkle was employed in executive and managerial capacities, engaged primarily in regional business and product development and has held other managerial positions with S.C. Johnson since 1972.

     Theodore A. Filson has been a director of the Company since 1995. Mr. Filson has served as an independent consultant to the lighting industry since 1994. From 1986 to 1994 he was employed as president and chief executive officer of Advance Transformer, Inc., the largest manufacturer of lighting system power supplies in the world.

     Susumu Harada has served as a director of the Company since January 1996. Mr. Harada is the chief executive officer of the following Japanese companies:
Koto Electric, Koto Bunkogen, Iwaki Cristal and Wakoh Corporation. Mr. Harada is also the chief executive of Venture Lighting, Japan ("Venture Japan"), formerly, Koto Luminous, which is a Japanese distribution and manufacturing joint venture in which the Company owns a 30% interest. The product lines of these companies include specialty lamps, hermetic seals for quartz crystal and optical semiconductors, and digital display lamps. In 1981, Mr. Harada joined Koto as the Overseas and Domestic Sales and Planning Manager. He held a number of positions with Koto before he assumed his current position as chief executive officer in 1992.

     A Gordon Tunstall has served as a director of the Company since June 1996. He is the founder of, and for more than 18 years has served as President of, Tunstall Consulting, Inc., a provider of strategic consulting and financial planning services. Mr. Tunstall is also currently a director of Romac International, Inc., a professional and technical placement firm; Orthodontic Centers of America, Inc., a manager of orthodontic practices; Discount Auto Parts, Inc., a retail chain of automotive aftermarket parts stores; and Horizon Medical Products, a medical device manufacturer and distributor.

     Nicholas R. Sucic joined the Company in 1996 as Special Assistant to the Chairman. He was appointed chief financial officer and treasurer in November 1996 and became Vice President in April 1997. He is a certified public accountant. From 1989 to 1996, he was employed by The Prudential Investment Corporation ("The Prudential") having served as chief financial officer and comptroller for various institutional investment units. Prior to joining The Prudential, Mr. Sucic was a partner with Ernst & Young LLP, the Company's current independent auditors, having been associated with that firm since 1970.

     Robert S. Roller has served as the senior officer responsible for product marketing for one or more of the Predecessors since 1983, and assisted Mr. Hellman in the founding of the Predecessors. From 1966 to 1983, he was employed by the lighting division of General Electric in a managerial capacity, engaged primarily in the marketing and engineering of metal halide and other lighting products.

     Juris Sulcs has served as the senior officer responsible for technology development for one or more of the Predecessors since 1983, and assisted Mr. Hellman in the founding of the Predecessors. From 1966 to 1983, he was employed by the lighting division of General Electric in a managerial capacity, engaged primarily in the technological development and quality control of metal halide and other lighting products.

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
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.         Description of Exhibits
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99.1                Employment Agreement dated as of February 12, 1998 between
                    Advanced Lighting Technologies, Inc. and Nicholas R. Sucic

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ADVANCED LIGHTING TECHNOLOGIES, INC.
                                                         (Registrant)


Date: January 26, 1999                      By:  /s/ Wayne R. Hellman
                                                 -------------------------------
                                                     Wayne R. Hellman
                                                     Chief Executive Officer
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                                 EXHIBIT INDEX
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Exhibit No.         Description of Exhibits
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99.1                Employment Agreement dated as of February 12, 1998 between
                    Advanced Lighting Technologies, Inc. and Nicholas R. Sucic

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